UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): April 13, 2011

MINDSPEED TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-31650 (Commission File Number)	01-0616769 (I.R.S. Employer Identification No.)
4000 MacArthur Boulevard, East Tower
Newport Beach, California 92660-3095
(Address of Principal Executive Offices) (Zip Code)
(949) 579-3000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 13, 2011, Bret W. Johnsen, Senior Vice President and Chief Financial Officer of Mindspeed Technologies, Inc. (the “Company”), resigned from his positions with the Company, effective as of May 6, 2011, to pursue other professional interests outside of the semiconductor industry. The Company intends to initiate an immediate search for a new Chief Financial Officer.
On April 18, 2011, Kristen M. Schmidt was appointed the Company’s Interim Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer, each effective May 6, 2011, and will serve in such positions until a permanent Chief Financial Officer is appointed. Ms. Schmidt, 40, has served as the Company’s Executive Director, Finance, since July 2010, where she leads the Company’s strategic planning process and sales operations and oversees the Company’s treasury function, and as Director, Finance, from December 2005 to July 2010. Ms. Schmidt previously held increasingly senior positions within Finance at the Company and with its predecessor companies.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit	Description
99.1	Press Release of the Company, dated April 19, 2011, regarding the departure of Mr. Johnsen and the appointment of Ms. Schmidt as Interim Chief Financial Officer.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.
Date: April 18, 2011	By:	/s/ Brandi R. Steege
Brandi R. Steege
Vice President, Legal, and Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release of the Company, dated April 19, 2011, regarding the departure of Mr. Johnsen and the appointment of Ms. Schmidt as Interim Chief Financial Officer.